UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

OCCAM NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

WE URGE YOU TO ACT NOW TO TAKE ADVANTAGE OF THIS IMPORTANT
OPPORTUNITY—VOTE FOR THE PROPOSED MERGER TODAY!

January 5, 2011

Dear Fellow Occam Stockholder:

Your Board of Directors unanimously recommends that you vote FOR the proposed merger with Calix at the January 27th special meeting of stockholders of Occam Networks, Inc.  If the merger is completed, you will receive 0.2925 shares of Calix stock and $3.8337 in cash for each share of Occam common stock that you own.  On the other hand, if the merger is not approved, the value of your Occam investment could be materially impacted.

We urge you to carefully review the proxy statement/prospectus previously mailed to you, including the sections entitled “Risks Related to Occam” beginning on page 49 and “Considerations Regarding Operating Occam as an Independent Company” beginning on page 90.  They detail a number of factors we believe you should seriously consider, including points noted below.

Your Company Operates in an Increasingly Intense Competitive Environment…Size Matters!

Combining with Calix Gives Occam the Scale Required

to Achieve Superior Near- and Long-Term Value for Your Investment

You should be aware that Occam faces certain limitations of scale posed by the overall size of Occam’s addressed market of small independent operating companies (IOCs) and the impediments to expanding beyond its existing customer base.  Additionally, among other factors, your Board considered that any near-term opportunity presented by government broadband stimulus programs targeting IOCs would not in itself be sufficient to transform Occam into a relevant competitor in the larger global telecommunications market.

The company’s target markets are highly competitive, dominated by large, well-financed participants.  The primary players in the global market for broadband access equipment are large, established suppliers such as Alcatel Lucent SA, Motorola, Tellabs and ADTRAN Inc. While these suppliers focus primarily on large service providers, they have competed, and may increasingly compete, in the IOC market segment as well. In addition, a number of companies, including Calix, have developed, or are developing, products that compete with Occam’s, including within our core IOC segment.

Many of Occam’s existing and potential competitors, including Calix, are larger than Occam, with longer operating histories, and have substantially greater financial, technical, marketing or other resources; significantly greater name recognition; and a larger installed base of customers.  In addition, many of Occam’s competitors have broader product lines than Occam, so they can offer bundled products, which may appeal to certain customers.

Products that Occam and its competitors sell require a substantial investment and customers are typically reluctant to switch equipment suppliers once a particular supplier’s product has been installed. As a result, competition among equipment suppliers to secure contracts with potential customers is particularly intense and will continue to place pressure on product pricing. Some of Occam’s competitors with more resources and stronger balance sheets have in the past and may in the future resort to offering substantial discounts to win new customers and generate cash flows. If Occam is forced to reduce prices in order to secure customers, Occam may be unable to sustain gross margins at desired levels or achieve profitability.

Occam’s Board Strongly Believes that the Calix Merger Provides You with the Best Opportunity to Maximize the Value of Your Investment

Your Board believes that the proposed merger with Calix provides a significant opportunity for Occam stockholders to receive certain cash value now in addition to the upside value of owning shares in a larger company that is better positioned competitively to address the realities of our addressed and target markets, and that this value is greater than any uncertain long-term value that might be realized were Occam to remain independent.  To put it plainly, your Board of Directors believes the merger is in the best interests of Occam stockholders and strongly recommends that Occam stockholders vote FOR the proposed merger.

We believe this transaction is critical to you as a stockholder, and to your company.  Please help Occam avoid the expense of further solicitation by voting TODAY— by telephone, via the Internet, or by signing, dating and returning your proxy card in the enclosed envelope.

Thank you for your attention to this matter.

Sincerely,

Robert L. Howard-Anderson

President and Chief Executive Officer

YOUR INVESTMENT…YOUR VOTE!

If you have any questions, need assistance in voting
your shares, or need another copy of the proxy
statement/prospectus, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE at (888) 750-5834.

Safe Harbor Statement

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, Occam’s or Calix’s expectations concerning the timing and ability of the parties to consummate the proposed transaction, statements regarding the competition in, and competitive advantages of a larger combined company in, the broadband access equipment industry, statements regarding the expected benefits of, and the stockholder value created by, the proposed acquisition of Occam by Calix, the opportunities provided by government broadband stimulus programs, the ability of Occam to maintain gross margins, as well as any information concerning possible or assumed future results of operations of Calix and Occam as set forth in the sections of this document.

These statements are not guarantees of future performance, involve risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Occam Networks stockholders to approve the proposed transaction; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Calix and Occam generally, including those set forth in the filings of Calix and Occam with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Calix’s Registration Statement on Form S-4 containing a proxy statement/prospectus and the other SEC filings of Occam and Calix. These forward-looking statements speak only as of the date hereof. Calix and Occam are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events, or otherwise.

Important Additional Information and Where You Can Find It

Calix filed a Registration Statement on Form S-4 containing a proxy statement/prospectus and other documents concerning the proposed acquisition with the Securities and Exchange Commission (the “SEC”) and Occam Networks mailed its stockholders a definitive proxy statement/prospectus in connection with the transaction. Investors are urged to read the proxy statement/prospectus and any amendments thereto and other relevant documents filed with the SEC because they will contain important information. Security holders may currently obtain a free copy of the proxy statement/prospectus and will be able to obtain a free copy of any amendments thereto as well as the definitive proxy statement/prospectus and other documents filed by Calix and Occam with the SEC at the SEC’s web site at www.sec.gov. The proxy statement/prospectus, as amended from time to time, and other documents filed with the SEC may also be obtained for free by contacting Calix Investor Relations by e-mail at Carolyn.Bass@Calix.com, by telephone at 415-445-3232 or by mail at Investor Relations, Calix, Inc., 1035 N. McDowell Blvd., Petaluma, CA 94954 or by contacting Occam Investor Relations by e-mail at ir@occamnetworks.com, by telephone at 805-692-2957 or by mail at Occam Networks Investor Relations 6868 Cortona Drive, Santa Barbara, CA 93117.